EXHIBIT 21

NEWELL RUBBERMAID INC. AND SUBSIDIARIES
SIGNIFICANT SUBSIDIARIES
December 31, 2015

STATE OR JURISDICTION
NAME	OF ORGANIZATION

Berol Corporation	Delaware
Calphalon Corporation	Ohio
Elmer's Products, Inc.	Delaware
Elmer's Investments LLC	Delaware
EXPO Inc.	Delaware
Goody Products, Inc.	Delaware
Graco Children's Products, Inc.	Delaware
Ignite USA, LLC	Illinois
Irwin Industrial Tool Company	Delaware
Newell Finance Company	Delaware
Newell Investments Inc.	Delaware
Newell Luxembourg Finance L.L.C.	Illinois
Newell Operating Company	Delaware
Newell Rubbermaid Development LLC	Delaware
Newell Rubbermaid Distribution LLC	Delaware
Newell Rubbermaid Europe LLC	Delaware
Newell Rubbermaid Inc.	Delaware
Newell Rubbermaid US Finance Co.	Delaware
Newell Sales & Marketing Group, Inc.	Delaware
Newell Window Furnishings, Inc.	Delaware
NRI Insurance Company	Vermont
PSI Systems, Inc.	California
Rubbermaid Commercial Products LLC	Delaware
Rubbermaid Europe Holding Inc.	Delaware
Rubbermaid Incorporated	Ohio
Rubbermaid Services Corp.	Delaware
Rubfinco Inc.	Delaware
Sanford, L.P.	Illinois
American Tool Companies Holding B.V.	Netherlands
Aprica Children's Products G.K.	Japan
DYMO Holdings BVBA	Belgium
Irwin Industrial Tool Ferramentas do Brasil Ltda.	Brazil
Newell Australia Pty Limited	Australia
Newell (Cayman) Ltd.	Cayman Islands
Newell Holdings Limited	United Kingdom
Newell Industries Canada Inc.	Canada
Newell International Finance Co Limited Partnership	United Kingdom

Newell Investments France SAS	France
Newell Luxembourg Finance S.à r.l.	Luxembourg
Newell Rubbermaid Argentina S.A.	Argentina
Newell Rubbermaid Asia Pacific Limited	Hong Kong
Newell Rubbermaid Asia Services	China
Newell Rubbermaid Brasil Ferramentas e Equipamentos Ltda.	Brazil
Newell Rubbermaid Caymans Holding Co.	Cayman Islands
Newell Rubbermaid de Mexico S. de R.L. de C.V.	Mexico
Newell Europe Sàrl	Switzerland
Newell Rubbermaid German Holding GmbH	Germany
Newell Rubbermaid Japan Ltd.	Japan
Newell Rubbermaid (M) Sdn. Bhd.	Malaysia
Newell Rubbermaid Products (Shenzhen) Co., Ltd.	China
Newell Rubbermaid (Thailand) Co., Ltd.	Thailand
Newell Rubbermaid UK Holdings Limited	United Kingdom
Newell Rubbermaid UK Limited	United Kingdom
Newell Rubbermaid UK Services Limited	United Kingdom
NR Capital Co.	Canada
NR Finance Co.	Canada
NWL Cayman Finance Co.	Cayman Islands
NWL Denmark Services Aps	Denmark
NWL European Finance S.à r.l.	Luxembourg
NWL France SAS	France
NWL France Services SAS	France
NWL Luxembourg Holding S.à r.l.	Luxembourg
NWL Netherlands B.V.	Netherlands
NWL Valence Services SAS	France
Polyhedron Holdings Limited	United Kingdom
Sanford Brands Venezuela, L.L.C.	Venezuela
Sanford Colombia S.A.	Colombia
Sanford Rotring (GB) Limited	United Kingdom